Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Value Fund, Inc.
33-13465, 811-05120

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008.

Voting results are as follows:

<c>To approve the elimination
of the Funds fundamental policy
relating to investments in
municipal securities and below
investment grade securities.
   For
            96,683,788
   Against
              7,662,441
   Abstain
              3,592,140
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


To approve the new fundamental
policy relating to investments in
 municipal securities for the
 Fund.

   For
            97,467,073
   Against
              6,927,718
   Abstain
              3,543,578
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


To approve the elimination of the
 fundamental policy relating to
 investing in other investment
 companies.

   For
            96,360,044
   Against
              7,856,827
   Abstain
              3,721,498
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


To approve the elimination of the
 fundamental policy relating to
derivitives and short sales.

   For
            95,715,259
   Against
              8,436,068
   Abstain
              3,787,042
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


To approve the elimination of the
 fundamental policy relating to
commodities.

   For
            95,736,231
   Against
              8,327,499
   Abstain
              3,874,639
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


To approve the new fundamental
 policy relating to commodities.

   For
            96,699,546
   Against
              7,792,673
   Abstain
              3,446,150
   Broker Non-Votes
            26,029,378
      Total
          133,967,747


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008985.